                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Ponder Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             PONDER INDUSTRIES, INC.
                         5005 Riverway Drive, Suite 550
                              Houston, Texas 77056
                            Telephone: (713) 965-0653


                                February 23, 1999


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of the Stockholders of Ponder Industries, Inc. The Annual Meeting will be held March 24, 1999, at 10:00 a.m. C.S.T. at the Holiday Inn Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas 77027. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on Ponder Industries, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in Ponder Industries, Inc. and urge you to return your proxy card as soon as possible.

                                       Sincerely,



                                       Eugene L. Butler
                                       President, Chief Executive Officer and
                                       Chairman of the Board

                             PONDER INDUSTRIES, INC.
                         5005 Riverway Drive, Suite 550
                              Houston, Texas 77056

                    Notice Of Annual Meeting Of Stockholders
                            To Be Held March 24, 1999

To the Stockholders of Ponder Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ponder Industries, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas 77027, on March 24, 1999, at 10:00 a.m. C.S.T., for the following purposes:

                  (1) to elect seven directors to serve until the next annual meeting and until their respective successors shall be duly elected and qualified;

                  (2) to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending August 31, 1999; and

                  (3) to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on February 4, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. A list of all stockholders entitled to vote at the meeting will be maintained at the principle offices of the Company, 5005 Riverway Drive, Suite 550, Houston, Texas, and will be available during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination by any stockholder for any purpose germane to the meeting. The list will also be produced at the meeting and will be open for the whole time thereof.

         So that we may be sure your shares will be voted at the Annual Meeting, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                                       By Order of the Board of Directors,



                                       Eugene L. Butler
                                       President and Chief Executive Officer

Houston, Texas
February 23, 1999

                         ------------------------------

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             PONDER INDUSTRIES, INC.

                         5005 Riverway Drive, Suite 550
                              Houston, Texas 77056

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Ponder Industries, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on March 24, 1999, and at any adjournment or postponement thereof.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value ("Common Stock"). At the close of business on February 4, 1999 (the "Record Date"), there were outstanding and entitled to vote _______________________ shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended August 31, 1998, has been or is being furnished with this Proxy Statement, which is being mailed on or about February 23, 1999, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Annual Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for Proposal No. 2 and the election of the seven nominees for director named herein. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 5005 Riverway Drive, Suite 550, Houston, Texas 77056.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP as independent public accountants and for any other matters which may come before the Annual Meeting.

         Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has hired Corporate Investor Communications, Inc. to assist in obtaining proxies.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning any person who was the beneficial owner of five percent or more of the Company's outstanding Common Stock as of December 18, 1998. The table also shows information concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. Unless otherwise indicated, each person has the sole dispositive and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.


                                                        AMOUNT AND NATURE OF        PERCENT
                                                        BENEFICIAL OWNERSHIP       OF CLASS#
                                                        --------------------       ---------
White Owl Capital Partners(1)(2)......................        3,470,000             35.02%
20 Pine Brook Road
Bedford, New York 10506

Steven A. Webster(1)(2)...............................        3,468,000             35.00%

William R. Ziegler(1)(2)..............................        3,418,000             34.05%

Eugene L. Butler(3)...................................          153,960              1.63%

Rittie W. Milliman, Sr.(4)............................            5,300                *

Joe R. Nemec(5).......................................           33,209                *

John Roane(5).........................................           13,153                *

John M. Le Seelleur(6)(7).............................           19,767                *

Frank J. Wall(8)......................................           30,223                *

Gerald A. Slaughter(9)................................           41,680                *

All directors and executive officers as a group
(12 persons)(2)(6)(10) ...............................        3,800,027             37.44%

----------

(#) Based on 9,297,810 shares of Common Stock issued and outstanding as of December 18, 1998.

(*)  Represents less than one percent

(footnotes on following page)

(1) White Owl Capital Partners ("White Owl") is a general partnership of Mr. Webster and Mr. Ziegler. Mr. Ziegler and Mr. Webster are also general partners of Somerset Capital Partners ("SCP").

(2) Includes (a) 2,000,000 shares of Common Stock held by White Owl Investors L.L.C., of which White Owl is the managing member, (b) 608,000 shares of Common Stock held by White Owl, (c) 200,000 shares of Common Stock held by SCP, (d) 608,000 shares of Common Stock issuable upon exercise of certain warrants held by White Owl and (e) 4,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1998 Directors' Stock Option Plan.

(3) Includes 2,200 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Directors' Stock Option Plan, 2,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1998 Directors' Stock Option Plan, 140,000 shares of Common Stock issuable upon exercise of options granted to Mr. Butler on September 30, 1997 and 1,660 shares of Common Stock held in Mr. Butler's 401(k) Plan account.

(4) Includes 3,300 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1994 Directors' Stock Option Plan and 2,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1998 Directors' Stock Option Plan.

(5) Includes 4,400 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1994 Directors' Stock Option Plan and 2,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1998 Directors' Stock Option Plan.

(6) Does not include 240,000 shares of the Company's Common Stock held by Panther Oil Tools, Ltd., a Jersey, Channel Islands corporation ("Panther"). Mr. Le Seelleur is the owner of 70% of the outstanding capital stock of Panther and may be deemed to be the beneficial owner of such shares.

(7) Includes 1,100 shares of Common Stock issuable upon exercise of options held by Mr. Le Seelleur granted pursuant to the Company's 1994 Directors' Stock Option Plan and 2,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1998 Directors' Stock Option Plan.

(8) Includes 4,400 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1994 Directors' Stock Option Plan, 2,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1998 Directors' Stock Option Plan, 4,000 shares of Common Stock issuable upon exercise of options granted to Mr. Wall on October 22, 1996, 16,000 shares of Common Stock issuable upon exercise of options granted to Mr. Wall on September 30, 1997, and 3,351 shares of Common Stock held in Mr. Wall's 401(k) Plan account.

(9) Includes 24,000 shares of Common Stock issuable upon the exercise of options by Mr. Slaughter and 680 shares of Common Stock held in Mr. Slaughter's 401(k) Plan account.

(10) Includes 238,600 shares of Common Stock issuable upon the exercise of options held by officers and directors, 608,000 shares of Common Stock issuable upon the exercise of warrants held by White Owl and 20,654 shares of Common Stock held in officers' 401(k) Plan accounts.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING


PROPOSAL NO. 1: ELECTION OF DIRECTORS.


         At the Annual Meeting of Stockholders, seven directors are to be elected, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

         It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of the seven nominees named in the following table unless otherwise indicated thereon. Each of the nominees is now a Director of the Company and is standing for reelection. The Board has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board may recommend.

BOARD OF DIRECTOR NOMINEES

                                                           Year First
Name                                   Age               Became Director
----                                   ---               ---------------
Eugene L. Butler ..................     57                    1996

Rittie W. Milliman, Sr. ...........     45                    1994

John M. Le Seelleur ...............     48                    1996

John Roane ........................     69                    1985

Joe R. Nemec ......................     55                    1986

Steven A. Webster .................     47                    1998

William R. Ziegler ................     56                    1998

         The business of the Company is managed by or under the direction of the Board and its committees. The Board establishes corporate policies, approves major business decisions and monitors the performance of the Company's management. The day-to-day management functions and operating activities of the Company are performed by the Company's full-time officers and executive employees.

COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal 1998, the Audit Committee of the Board was composed of two independent directors, Joe R. Nemec and John Le Seelleur. The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The entire Board currently performs the nominating committee functions. When performing nominating committee functions, the Board's duties include developing a policy on the size and composition of the Board and criteria relating to candidate selection, and identifying candidates for Board membership. During fiscal 1998, the Compensation Committee was composed of two independent directors, John Roane and Rittie W. Milliman, Sr. Generally, the Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to officers of the Company and administers the Company's stock option plans.

COMPENSATION OF DIRECTORS

         For each meeting the Board of Directors attended, non-employee directors receive $500 compensation. In addition, directors are entitled to receive options to acquire 2,000 shares of the Company's Common Stock as of each annual stockholders' meeting date pursuant to the Company's 1998 Directors' Stock Option Plan. The Company also reimburses its directors for expenses incurred in attending each Board meeting.

ATTENDANCE AT MEETINGS

         In fiscal 1998, the Board met six (6) times and took action on four (4) occasions by unanimous written consent, the Audit Committee met one (1) time, and the Compensation Committee met two (2) times. All directors attended 75 percent or more of the aggregate number of meetings of the Board and of the respective committees of which they are members.

         The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote shall be elected as directors. All shares to be voted by proxy will be voted, or not voted, as specified on each proxy.

                THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS
                VOTE FOR THE ELECTION OF THE NOMINEES PROPOSED.


PROPOSAL NO. 2: PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS.

         The Board desires to obtain stockholders' ratification of the Board's appointment of Arthur Andersen LLP as the Company's independent public accountants to audit the financial statements of the Company for the year ending August 31, 1999. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement should they desire to do so.

         The proposal will be approved if approved by the vote of a majority of the shares present in person or by proxy at the meeting, provided that the total shares present at the meeting constitute a quorum. With respect to the proposal to ratify the approval of Arthur Andersen LLP as the Company's independent accountants, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to ratify the approval of Arthur Andersen LLP as the Company's independent accountants.


                THE BOARD UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS
                     VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                               FURTHER INFORMATION

BOARD OF DIRECTORS

         The following table sets forth certain information with respect to the nominees for director:

                                                                                     DIRECTOR
        NAME                  AGE                       POSITION                      SINCE
        ----                  ---                       --------                     --------
Eugene L. Butler              57          President, Chief Executive Officer and      1996
                                          Chairman of the Board

John  M. Le Seelleur          48          Director                                    1996

Rittie W. Milliman, Sr.       45          Director                                    1994

Joe R. Nemec                  55          Director                                    1986

John Roane                    69          Director                                    1985

William R. Ziegler            56          Director                                    1998

Steven A. Webster             47          Director                                    1998

         There are no family relationships among any director listed. In connection with the Company's acquisition of Panther Oil Tools, Ltd., Mr.
Le Seelleur was elected to serve as a Director of the Company. In connection with the Securities Purchase Agreement between the Company, White Owl Capital Partners and others dated October 15, 1997, and the Securities Purchase and Exchange Agreement between the Company, White Owl Investors L.L.C. and others dated January 12, 1998, Messrs. Ziegler and Webster were elected to serve as directors. Except for Messrs. Le Seelleur, Ziegler and Webster, there are no arrangements or understandings pursuant to which any of the nominees were elected as directors. Officers are elected annually by the Board at its first meeting following the annual meeting of stockholders, each to hold office until the corresponding meeting of the Board in the next year or until his successor shall have been elected or shall have been qualified.

EUGENE L. BUTLER joined the Company in February 1996, became Executive Vice President, Chief Financial Officer and Director in April 1996, and was elected President, Chief Executive Officer and Chairman of the Board in April 1997. Mr. Butler has approximately 29 years industry experience. Since 1991, Mr. Butler has also served as Chairman of the Board and Chief Executive Officer of Intercoastal Terminal, Inc., a company engaged in operating a petrochemical storage and terminal facility. Mr. Butler has served as a director of Powell Industries, Inc. since March 1990. From 1974 through 1991, Mr. Butler served in various executive capacities for Weatherford/Enterra, Inc., a multinational energy corporation now known as Weatherford International, Inc., including director, president, chief executive officer and chief operating officer. Mr. Butler received his degree in accounting from Texas A&M University in 1963, and is a Certified Public Accountant.

RITTIE W. MILLIMAN, SR. was elected a Director in August 1994. He is President of the Milliman Group, Inc., an oilfield services and equipment firm. From March 1992 to February 1996, Mr. Milliman served as the Company's Vice-President of Wireline Operations. From 1984 to 1993 he was an independent consultant and equipment supplier for wireline logging and perforating of wells.

JOE R. NEMEC has been a Director of the Company since 1986 and is an original shareholder of the Company. Since September 1995, he has served as director of Norwest Bank Texas, Alice. From 1987 through 1995 Mr. Nemec served as Secretary of the Company. Mr. Nemec is a Certified Public Accountant and has owned his own accounting practice since 1972.

JOHN ROANE has been a Director of the Company since March 1985. He was a fishing tool supervisor for the Company from 1981 until his retirement in 1996. Mr. Roane is an original shareholder of the Company. Prior to joining the Company in 1981, Mr. Roane was a fishing tool supervisor for Wilson Downhole. His experience includes all aspects of the drilling and production of oil and gas, as a consultant and drilling superintendent.

JOHN M. LE SEELLEUR has been a Director of the Company since October 1996 and is the owner of Petresearch International, Inc., an oil exploration joint venture and farm-out advisory firm headquartered in Aberdeen, Scotland. Mr. Le Seelleur is the former chairman of Panther Oil Tools, Ltd., a wholly-owned subsidiary of the Company. Mr. Le Seelleur has over 22 years of experience in oilfield operations and management throughout the North Sea and Middle East. Mr.
Le Seelleur holds a diploma in business studies from Kingston College, London.

WILLIAM R. ZIEGLER has been a partner of the law firm of Parson & Brown LLP since June 1994. Prior to that time he was a partner in the law firm of Whitman Breed Abbott & Morgan and a predecessor firm for over five years. Mr. Ziegler is a director of R&B Falcon Corporation, a director and Vice Chairman of the Board of Grey Wolf, Inc., a director of Flotek Industries, Inc., and a director of Geokinetics, Inc., which provides 3-D seismic acquisition and geophysical services to the oil and gas industry.

STEVEN A. WEBSTER has been the Chief Executive Officer of R&B Falcon Corporation, a marine oil and gas drilling contractor, since January 1, 1998, and prior to that was the Chairman of the Board and Chief Executive Officer of Falcon Drilling Company, Inc., which is now a wholly-owned subsidiary of R&B Falcon Corporation, since 1991. He serves as a director of Crown Resources Corporation, (a mining company), a director of Grey Wolf, Inc., Trust Manager of Camden Property Trust, Chairman of the Board of Carrizo Oil & Gas, Inc., an independent oil and gas exploration company, and a director of Geokinetics, Inc., which provides 3-D seismic acquisition and geophysical services to the oil and gas industry.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information for fiscal 1998, 1997 and 1996 with respect to the cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the remaining most highly compensated executive officers (the "named executive officers") of the Company whose total annual salary and bonus for the fiscal year ended August 31, 1998, was at least $100,000.

                                                                                Long-Term
                                                                              Compensation
                                                                                 Awards
                                      Annual Compensation         Other       ------------
       Name and                      --------------------         Annual         Stock             All Other
  Principal Position        Year      Salary       Bonus       Compensation     Options(#)       Compensation($)
  ------------------        ----     --------     -------      ------------   ------------       ---------------

Eugene L. Butler
  Chairman of the Board,    1996     $ 30,000          --      $  3,600(1)        1,100(3)          $ 20,000(5)
  Chief Executive Officer   1997     $128,333     $  6,000     $  6,800(1)        1,100(3)          $  5,200(6)
  and President             1998     $153,300     $ 60,000     $  8,600(2)      202,000(4)          $  9,600(6)


Frank J. Wall
  Senior Vice  President    1996     $ 80,039          --      $  7,600(1)        1,100(3)               --
  Operations                1997     $106,667     $  6,500     $  7,400(1)       11,100(7)          $ 10,495(9)
  Administration            1998     $116,500     $ 20,000     $  8,000(2)       42,000(8)          $  4,093(6)


Gerald A. Slaughter         1996     $ 27,967          --      $  3,300(2)          --                   --
   Senior Vice President    1997     $ 65,000     $  4,000     $  7,200(2)       10,000(10)         $  2,640(6)
   Chief Financial Officer  1998     $101,800     $ 30,000     $  8,000(2)       50,000(11)         $  6,108(6)


(1)     Includes vehicle allowance and director's fees.

(2)     Includes vehicle allowance.

(3)     Issued pursuant to the Company's 1994 Directors' Stock Option Plan.

(4) Represents 200,000 options granted by the Board of Directors on September 30, 1997, and 2,000 options granted pursuant to the Company's 1998 Directors' Stock Option Plan.

(5) Represents fees paid to Mr. Butler before his employment and not as an employee for consulting services for the Company.

(6)     Represents the Company's contribution to employee's 401(k) Plan account.

(7) Represents 1,100 options granted pursuant to the Company's 1994 Directors' Stock Option Plan and 10,000 options granted by the Board of Directors on October 22, 1996.

(8) Represents 40,000 options granted by the Board of Directors on September 30, 1997, and 2,000 options granted pursuant to the Company's 1998 Directors' Stock Option Plan.

(9) Represents the Company's contribution to Mr. Wall's 401(k) Plan account in the amount of $2,162 and $8,333 in relocation pay.

(10) Represents options granted by the Board of Directors on October 22, 1996.

(11) Represents options granted by the Board of Directors on September 30, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning grants of stock options by the Company to the named executive officers in fiscal 1998. The Company has not granted any stock appreciation rights.





                                       INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE VALUE
--------------------------------------------------------------------------------------------       AT ASSUMED ANNUAL RATES
                                        PERCENTAGE OF                                            OF STOCK PRICE APPRECIATION
                                        TOTAL OPTIONS                                                FOR THE OPTION TERM
                                         GRANTED TO                                           ----------------------------------
                          OPTIONS       EMPLOYEES IN       EXERCISE PRICE    EXPIRATION            5%           10%
       Name              GRANTED (#)     FISCAL YEAR          ($/SHARE)         DATE              ----         ----
       ----              -----------     -----------          ---------         ----



Eugene L. Butler(1)        2,000            0.4%               $6.10          5/12/98              -0-           -0-
                         100,000           19.3%               $2.50          9/30/07          $30,170      $196,124
                         100,000           19.3%               $2.50          9/30/07          $30,170      $196,124
Frank J. Wall(2)           2,000            0.4%               $6.10          5/12/98              -0-           -0-
                          40,000            7.7%               $2.50          9/30/07          $12,068       $78,449
Gerald A. Slaughter       50,000            9.6%               $2.50          9/30/07          $15,085       $98,062

------------------

(1) Mr. Butler received 39% of the total options granted to employees in fiscal 1998.

(2) Mr. Wall received 8.1% of the total options granted to employees in fiscal 1998.





                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1998 by the named executive officers and the value of such officers' unexercised options at August 31, 1998.

                                                                  NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                     SHARES                           OPTIONS/SARS                    IN-THE-MONEY
                                    ACQUIRED                       AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END(1)
                                    ON EXERCISE    VALUE       ----------------------------     ---------------------------
NAME                                  (#)         REALIZED     EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                                -----------   --------     -----------   --------------     -----------   -------------

Eugene L. Butler                      -0-           -0-          144,200        60,000              -0-            -0-

Frank J. Wall                         -0-           -0-           26,400        30,000              -0-            -0-

Gerald A. Slaughter                   -0-           -0-           24,000        36,000              -0-            -0-

-----------------

(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of August 31, 1998 (based on the closing sales price as reported by the NASDAQ SmallCap Market).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1998 the Compensation Committee has been comprised of Mr. Roane and Mr. Milliman.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than ten percent of the Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that through the end of its fiscal year ended August 31, 1998, its officers, directors and holders of more than ten percent of the Common Stock complied with the Section 16(a) filing requirements.


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph shall not be incorporated by reference into any such filings.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         During fiscal 1998, the Company had no formal compensation policies with respect to executive officers. Because there are no formal compensation policies in place, the compensation of executive officers was determined by the Compensation Committee based generally on the qualifications and prior experience of the executive officers. The following paragraph sets forth the basis of the compensation paid in fiscal 1998 to Eugene L. Butler.

         In April 1997, the Board elected Eugene L. Butler as Chairman of the Board, President and Chief Executive Officer of the Company. At that time, the Board established Mr. Butler's salary at $130,000 per year for the remainder of fiscal 1997. Effective March 1, 1998, the Board increased Mr. Butler's salary to $175,000 per year. The Board set Mr. Butler's compensation package based on the key role he was to hold within the Company and in view of competitive compensation packages offered to his peer group in the industry.


                             COMPENSATION COMMITTEE

                             Rittie W. Milliman, Sr.
                                   John Roane

                                PERFORMANCE GRAPH

         The following performance graph compares the performance of the Common Stock to the NASDAQ Stock Market (US Companies) and to a Peer Group of other public companies. The information was provided by Media General Services, Inc. The Peer Group Index is comprised of NASDAQ-listed Oil and Gas Field Service companies. The graph assumes that the value of the investment in the Common Stock and each Index was 100 at August 30, 1993, and that all dividends were reinvested.


                                 [INSERT GRAPH]




Total Returns Index For:      1993        1994        1995       1996       1997       1998
------------------------      ----        ----        ----       ----       ----       ----

Ponder Industries, Inc.      100.00       95.13       26.83      87.80      42.68     13.42
Peer Group                   100.00       88.49       71.67      87.91     205.73     95.66
Nasdaq Stock Market (US      100.00      104.10      140.21     158.07     220.54    209.80
Companies)

Notes:

         A. No trading activity was recorded for the Company from 01/23/93 to 01/26/93.

         B. The peer group is made up of securities of the following companies:
            Cal Dive Internat Inc., Cheniere Energy Inc., Cirque Energy Corp., Coflexip Stena Offshore, Computalog Ltd., Dailey Internat Inc., Dawson Geophysical Co., Eagle Geophysical Inc., ERC Industries Inc., FX Energy Inc., Global Industries Ltd., Golden Triangle Inds Inc., Gulf Island Fabrication, ICO Inc., Infinity Inc., Lufkin Industries Inc., Middle Bay Oil Co. Inc., Petrominerals Corp., Pool Energy Services Co., Sheridan Energy Inc., Superior Energy Svcs Inc., Tatham Offshore Inc., Tesco Corp., Trico Marine Services and Venture Seismic Ltd.

                              EMPLOYMENT AGREEMENTS

         Eugene L. Butler, President, Chief Executive Officer and Chairman of the Board of the Company, and the Company are parties to a three year employment agreement, dated effective December 1, 1998, pursuant to which Mr. Butler will receive an initial base salary of $175,000 per annum and is eligible to receive an annual bonus at the sole discretion of and in an amount determined by the Compensation Committee. The employment agreement also provides that in the event Mr. Butler's employment is terminated by the Company within the 12 months following a "change of control" of the Company, for any reason other than "cause" or, in the event of a voluntary termination of employment by Mr. Butler, "good reason upon change of control," then (i) the Company shall pay Mr. Butler, at his election, either his salary until the expiration of his employment agreement or a lump-sum payment equal to the amount of his salary until the expiration of his employment agreement and (ii) all of Mr. Butler's outstanding stock options shall immediately vest and become fully exercisable. Each of "cause," "change of control" and "good reason upon change of control" are defined in Mr. Butler's employment agreement.

         Gerald A. Slaughter, Senior Vice President and Chief Financial Officer of the Company, and the Company are parties to a two year employment agreement, dated effective December 1, 1998, pursuant to which Mr. Slaughter will receive an initial base salary of $120,000 per annum and is eligible to receive an annual bonus at the sole discretion of and in an amount determined by the Compensation Committee. The employment agreement also provides that in the event Mr. Slaughter's employment is terminated by the Company within the 12 months following a "change of control" of the Company, for any reason other than "cause" or, in the event of a voluntary termination of employment by Mr. Slaughter, "good reason upon change of control," then (i) the Company shall pay Mr. Slaughter, at his election, either his salary until the expiration of his employment agreement or a lump-sum payment equal to the amount of his salary until the expiration of his employment agreement and (ii) all of Mr. Slaughter's outstanding stock options shall immediately vest and become fully exercisable. Each of "cause," "change of control" and "good reason upon change of control" are defined in Mr. Slaughter's employment agreement.

         Other than as set forth above, there are no compensatory plans or arrangements with respect to any individual named in the Summary Compensation Table above or otherwise which would result from the resignation, retirement or any other termination of such individual's employment with the Company or a change in the individual's responsibilities following a change in control.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Ziegler and Mr. Webster are general partners of White Owl Capital Partners, a general partnership ("White Owl") and Somerset Capital Partners ("SCP"). White Owl is the managing member of White Owl Investors L.L.C. ("WOI"). The Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with White Owl and certain other individuals on October 15, 1997, pursuant to which the Company, for the aggregate consideration of $2,500,000, made convertible promissory notes in the amount of $2,500,000, which were convertible in the aggregate into 800,000 shares of Common Stock, (the "Convertible Notes"), and granted warrants to purchase an additional 800,000 shares of Common Stock. Pursuant to the terms of the agreement, White Owl received a convertible promissory note from the Company in the amount of $1,900,000 (the "White Owl Note"), which was convertible into 608,000 shares of Common Stock, and a warrant for the purchase of 608,000 shares of Common Stock. On January 12, 1998, the Company entered into a Securities Purchase and Exchange Agreement (the "Exchange Agreement") with WOI, SCP and certain other individuals, pursuant to which the Company sold 2,200,000 shares of Common Stock to WOI and SCP for an aggregate purchase price of $11,000,000, and the Convertible Notes, including the White Owl Note, were converted into an aggregate of 800,000 shares of Common Stock. Pursuant to the terms of the Securities Purchase Agreement and the Exchange Agreement, the Company agreed to elect three nominees selected by White Owl as directors of the Company, and to nominate such nominees for reelection at the Annual Meeting. White Owl partially exercised this right by nominating Mr. Ziegler and Mr. Webster as directors and the Company elected them as directors of the Company effective January 12, 1998. White Owl has not exercised its rights as to nominating a third director.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         The deadline for submission for stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's Proxy Statement for its 2000 Annual Meeting of Stockholders is October 26, 1999. After January 9, 2000, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the persons named in the proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.




               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

         The Board is not aware of any matters to come before the meeting other than those set forth above. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.




                                       By Order of the Board of Directors




                                       EUGENE L. BUTLER
                                       President, Chief Executive Officer
                                       and Chairman of the Board

Houston, Texas
Dated:  February 4, 1999

                             PONDER INDUSTRIES, INC.


            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- March 24, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

                The undersigned stockholder of Ponder Industries, Inc. (the
          P     "Company") hereby appoints Eugene L. Butler and Gerald A.
          R     Slaughter, or each of them, proxies of the undersigned with full
          O     power of substitution to vote at the Annual Meeting of
          X     Stockholders of the Company to be held on Wednesday, March 24,
          Y     1999, at 10:00 a.m., Central Standard Time, at the Holiday Inn
                Crowne Plaza Hotel, 2222 West Loop South, Houston, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

                (1)  ELECTION OF DIRECTORS


                    FOR   [  ]                         WITHHOLD AUTHORITY   [  ]
                    all nominees listed below          to vote for all nominees
                    (except as marked below)           listed below


                    William R. Ziegler                 Eugene L. Butler

                    John  M. Le Seelleur               Steven A. Webster

                    Rittie W. Milliman, Sr.            John Roane

                    Joe R. Nemec



                INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                              NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

                (2) Proposal to ratify the appointment of Arthur Andersen LLP as the Company's Independent Public Accountants for the fiscal year ending August 31, 1999

                    [  ]  FOR              [  ]  AGAINST           [  ]  ABSTAIN

            (3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;


         all as more particularly described in the Proxy Statement dated February 23, 1999, relating to such meeting, receipt of which is hereby acknowledged.


            This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.



                                         --------------------------------------


                                         --------------------------------------
                                         Signature of Stockholder(s)


                                         Please sign your name exactly as it
                                         appears hereon. Joint owners must each
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give your full title
                                         as it appears hereon.

                                         Dated __________________________, 1999.